                                    BY-LAWS

                                       OF

                          INTEGRATED EQUITY PORTFOLIOS


                                   ARTICLE I

                                  Definitions
                                  -----------


     The terms "Commission," "Declaration," "Majority Shareholder Vote," "1940 Act," "Shareholders," "Shares," "Trust," "Trust Property" and "Trustees" have the respective meanings given them in the Declaration of Trust of Integrated Equity Portfolios dated June 16, 1986, as amended from time to time.

                                   ARTICLE II

                                    Offices
                                    -------

     2.1 Principal Office. Until changed by the Trustees, the principal office of the Trust in the Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.

     2.2 Other Offices. In addition to its principal office in the Commonwealth of Massachusetts, the Trust may have an office or offices in the State of New York, and at such other places within and without the Commonwealth as the Trustees may from time to time designate or the business of the Trust may require.

                                  ARTICLE III

                             Shareholders' Meetings
                             ----------------------

     3.1 Place of Meetings. Meetings of Shareholders shall be held at such place, within or without the Commonwealth of Massachusetts, as may be designated from time to time by the Trustees.

     3.2 Meetings. Meetings of Shareholders of the Trust, as a whole or by series or class, shall be held whenever called by a majority of the Trustees or the President of the Trust and as a whole whenever election of a Trustee or Trustees by Shareholders is required by the provisions of Section 16 of the 1940 Act for that purpose. Meetings of Shareholders, as a whole or by series or class, as the case may be, shall also be called by the Secretary upon the written request, which request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat, of the holders of Shares entitled to vote not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting, provided, however, that pursuant to Section 16(c) of the 1940 Act, that a meeting requested exclusively for the stated purpose of removing a Trustee shall be called by the Secretary upon the written request of the holders of Shares entitled to vote not less than ten percent (10%) of all the votes entitled to be cast at such meeting as to the matter be acted on thereat. The Secretary shall inform such Shareholders of the reasonable estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Trust of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all entitled to vote at such meeting. Except as otherwise required by law, no meeting need be called upon the request of the holders of Shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any meeting of the same Shareholders held during the preceding twelve months.

     3.3 Notice of Meetings; Waiver. Written or printed notice of every Shareholders' meeting stating the place, date and purpose or purposes thereof, shall be given by the Secretary not less than seven (7) nor more than ninety
(90) days before such meeting to each Shareholder entitled to vote at such meeting, either by mail or by presenting it to him personally, or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Shareholder at his address as it appears on the records of the Trust. Any such notice may be waived by any person or persons entitled to such notice, by a notice signed by such person or persons and filed with the records of the meeting, whether before or after the holding thereof, or by actual attendance at the meeting, in person or by proxy, except where the Shareholder attends a meeting for the express purpose of objecting to the transaction of

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business on the grounds that the meeting has not been lawfully called or convened.

     3.4 Quorum and Adjournment of Meetings. Except as otherwise provided by law, by the Declaration or by these By-Laws, at all meetings of Shareholders the holders of a majority of the Shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business. In the absence of a quorum, the Shareholders present or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time. Any adjourned meeting may be held as adjourned without further notice. At any adjourned meeting at which a quorum shall be present, any business may be transacted as if the meeting had been held as originally called.

     3.5 Voting Rights, Proxies. At each meeting of Shareholders, each holder of record of Shares entitled to vote thereat shall be entitled to one vote in person or by proxy, executed in writing by the Shareholder or his duly authorized attorney-in-fact, for each Share of beneficial interest of the Trust and for the fractional portion of one vote for each fractional Share entitled to vote so registered in his name on the records of the Trust on the date fixed as the record date for the determination of Shareholders entitled to vote at such meeting. No proxy shall be valid after six months from its date, unless otherwise provided in the proxy, and no proxy shall be valid as to such a meeting, if executed after the final adjournment of such a meeting. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or Officers of the Trust.

     3.6 Vote Required. Except as otherwise provided by law, by the Declaration of Trust, or by these By-Laws, at each meeting of Shareholders at which a quorum is present, all matters shall be decided by Majority Shareholder Vote.

     3.7 Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of any meeting of Shareholders may and on the request of any

Shareholder or his proxy shall, appoint Inspectors of Election of the meeting. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. On request of the chairman of the meeting or of any Shareholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

     3.8 Inspection of Books and Records. Shareholders shall have such rights and procedures of inspection of the books and records of the Trust as are granted to Shareholders under the Massachusetts Business Corporation Law.

     3.9 Action by Shareholders Without Meeting. Except as otherwise provided by law, the provisions of these By-Laws relating to notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting if a majority of the Shareholders entitled to vote upon the action consent to the action in writing and such consents are filed with the records of the Trust. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders. No such consent shall be valid for longer than six months from this date of execution.

                                  ARTICLE IV

                                   Trustees
                                   --------

     4.1 Meetings of the Trustees. The Trustees may in their discretion provide for regular or special meetings of the Trustees to be held at such time and place as shall be determined from time to time by the Trustees without further notice.

     4.2 Notice of Special Meetings. Written notice of special meetings of the Trustees, stating the place, date and time thereof, shall be given to each Trustee personally, by telegram, by mail or by leaving such notice at his place of residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Trustee at his address as it appears on the records of the Trust.

     4.3 Quorum and Adjournment of Meetings. If at any meeting of the Trustees there be less than a quorum present, the Trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained.

     4.4 Action by Trustees Without Meeting. All written consents of Trustees evidencing action taken by the Trustees without a meeting shall set forth such action, shall be signed by all of the Trustees entitled to vote upon such action and shall be filed with the minutes of proceedings of the Trustees.

     4.5 Expenses and Fees. Each Trustee may be allowed expenses, if any, for attendance at each regular or special meeting of the Trustees, and each Trustee shall receive for services rendered as a Trustee of the Trust such compensation as may be fixed by the Trustees. Nothing herein contained shall be construed to preclude any Trustee from serving the Trust in any other capacity and receiving compensation therefor.

                                   ARTICLE V

                                Indemnification
                                ---------------

     5.1  Indemnification of Trustees, Officers, Employees and Agents. The
Trust shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust or any of its shareholders) by reason of the fact that he is or was a Trustee, officer, employee or agent of the Trust. The indemnification shall be against expenses, including attorneys' fees, judgments, fines and amounts paid in settle-ment, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


     (b) The Trust shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or on behalf of the Trust or any of its shareholders to obtain a judgment or decree in its favor by reason of the fact that he is or was a Trustee, officer, employee or agent of the Trust. The indemnification shall be against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust; except that such indemnification shall preclude payment upon any liability, whether or not there is an adjudication of liability, arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties as described in section 17(h) and (i) of the Investment Company Act of 1940.

     (c) To the extent that a Trustee, officer, employee or agent of the Trust has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

     (d)(1) Unless a court orders otherwise, any indemnification under subsections (a) or (b) of this section may be made by the Trust only as authorized in the specific case after a determination that indemnification of the Trustee, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or
(b).

           (2)  The determination shall be made:

                (i) by the Trustees, by a majority vote of a quorum which consists of Trustees who were not parties to the action, suit or proceeding; or

                (ii) if the required quorum is not obtainable, or if a quorum of disinterested Trustees so directs, by independent legal counsel in a written opinion; or

                (iii) by the Shareholders.

           (3) Notwithstanding the provisions of this Section 5.1, no person shall be entitled to indemnification for any liability, whether or not there is an adjudication of liability, arising by reason of willful malfeasance, bad faith, gross negligence or reckless disregard of duties as described in Sections 17(h) and (i) of the Investment Company Act of 1940 ("Disabling Conduct"). A person shall be deemed not liable by reason of Disabling Conduct if, either:

                (i) a final decision on the merits is made by a court or other body before whom the proceeding was brought that the person to be indemnified ("Indemnitee") was not liable by reason of Disabling Conduct; or

                (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Indemnitee was not liable by reason of Disabling Conduct, is made by either

                     (A) a majority of a quorum of Trustees who are neither "interested persons" of the Trust, as defined in section 2(a)(19) of the Investment Company Act of 1940, nor parties to the action, suit or proceeding; or

                     (B)  an independent legal counsel in a written opinion.

     (e) Expenses, including attorneys' fees, incurred by a Trustee, officer, employee or agent of the

Trust in defending a civil or criminal action, suit or proceeding may De paid by the Trust in advance of the final disposition thereof if:

           (1) authorized in the specific case by the Trustees; and

           (2) the Trust receives an undertaking by or on behalf of the Trustee, officer, employee or agent of the Trust to repay the advance if it is not ultimately determined that such person is entitled to be indemnified by the Trust; and

           (3) either,

                (i)  such person provides a security for his undertaking; or

                (ii) the Trust is insured against losses by reason of any lawful advances; or

                (iii) a determination, based on a review of readily available facts, that there is reason to believe that such person ultimately will be found entitled to indemnification, is made by either

                     (A) A majority of a quorum which consists of Trustees who are neither "interested persons" of the Trust, as defined in section 2(a)(19) of the Investment Company Act of 1940, nor parties to the action, suit or proceeding; or

                     (B)  an independent legal counsel in a written opinion.

     (f) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which a person may be entitled under any by-law, agreement, vote of Shareholders or disinterested Trustees or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a Trustee, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of such person; provided that no person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the property of the Trust, and no Shareholder, as such, shall be personally liable with respect to any claim for indemnity or reimbursement or otherwise.

     (g) The Trust may purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee or agent of the Trust, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. However, in no event will the Trust pay that portion of insurance premiums, if any, attributable to coverage which would indemnify any officer of Trustee against liability for Disabling Conduct.

     (h) Nothing contained in this Section shall be construed to protect any Trustee or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE VI

                                   Committees
                                   ----------

     6.1 Executive and Other Committees. The Trustees, by resolution adopted by a majority of the Trustees, may designate an Executive Committee and/or other committees, each committee to consist of two (2) or more of the Trustees of the Trust and may delegate to such committees, in the intervals between meetings of the Trustees, any or all of the powers of the Trustees in the management of the business and affairs of the Trust, except those powers which by law, the Declaration or these By-Laws they are prohibited from delegating. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in place of such absent member. The Executive Committee and any other committee shall fix its own rules or procedure. Each such committee shall keep a record of its proceedings. All actions of the Executive Committee shall be reported to the Trustees at the meeting thereof next succeeding to the taking of such action.

     6.2 Advisory Committee. The Trustees may appoint an advisory committee which shall be composed of persons who do not serve the Trust in any other capacity and which shall have advisory functions with respect to the investments of the Trust but which shall have no power to determine that any security or other investment shall be purchased, sold or otherwise disposed of by the Trust. The number of persons constituting any such advisory committee shall be determined from time to time by the Trustees. The members of any such advisory committee may receive compensation for their services and may be allowed such fees and expenses for the attendance at meetings as the Trustees may from time to time determine to be appropriate.

     6.3 Committee Action Without Meeting. All written consents of the committee members evidencing action taken by such committee without a meeting shall set forth such action, shall be signed by the required number of committee members and shall be filed with the records of the proceedings of such committee.

                                  ARTICLE VII

                                   Officers
                                   --------

     7.1 Executive Officers. In addition to the officers required or permitted by the Declaration, the Trustees may also elect one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers and may elect, or may delegate to the President the power to appoint, such other officers and agents as the Trustees shall at any time or from time to time deem advisable. Two or more offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The executive officers of the Trust shall be elected annually by the Trustees and each executive officer so elected shall hold office until his successor is elected and is qualified.

     7.2 Execution of Instruments and Documents and Signing of Checks and Other Obligations and Transfers. All instruments, documents and other papers shall be executed in the name and on behalf of the trust and all checks, notes, drafts and other obligations for the payment of money by the Trust shall be signed, and all transfers of securities standing in the name of the Trust shall be executed, by the President, any Vice President or the Treasurer, or by any one or more officers or agents of the Trust as may be designated by vote of the Trustees.



                                     -l0-

     7.3 Term and Removal and Vacancies. Each Officer of the Trust shall hold office until his successor is elected and is qualified. Any officer or agent of the Trust may be removed by the Trustees whenever, in their judgment, the best interests of the Trust will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

     7.4 Compensation of Officers. The compensation of officers and agents of the Trust shall be fixed by the Trustees, or by the President to the extent provided by the Trustees with respect to officers appointed by the President.

     7.5 Power and Duties. All officers and agents of the Trust, as between themselves and the Trust, shall have such authority and perform such duties in the management of the Trust as may be provided in or pursuant to these By-Laws, or to the extent not so provided, as may be prescribed by the Trustees; provided, that no rights of any third party shall be affected or impaired by any such By-Laws or resolution of the Trustees unless he has knowledge thereof.

     7.6 The Chairman. The Chairman, if any, or in his absence the President, shall preside at all meetings of the Shareholders and of the Trustees, shall be a signatory on all Annual and Semi-Annual Reports as may be sent to Shareholders, and he shall perform such other duties as the Trustees may from time to time prescribe.

     7.7 The President. The President shall be the chief executive officer of the Trust, he shall have general and active management of the business of the Trust, shall see that all orders and resolutions of the Trustees are carried into effect, and, in connection therewith, shall be authorized to delegate to one or more Vice Presidents such of his powers and duties at such times and in such manner as he may deem advisable. Subject to the control of the Trustees and to the control of any committees of the Trustees, within their respective spheres, as provided by the Trustees, he shall at all times exercise a general supervision and direction over the affairs of the Trust. Be shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. Be shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees.

     7.8 The Vice Presidents. The Vice Presidents shall be of such number and shall have such titles as may be determined from time to time by the Trustees. The Vice President, or, if there be more than one, the Vice Presidents in the order of their seniority as may be determined from time to time by the Trustees or the President, shall, in the absence or disability of the President, exercise the powers and perform the duties of the President; and he or they shall perform such other duties as the Trustees or the President may from time to time prescribe.

     7.9 The Assistant Vice Presidents. The Assistant Vice President, or, if there be more than one, the Assistant Vice Presidents, shall perform such duties and have such powers as may be assigned them from time to time by the Trustees or the President.

     7.10 The Secretary. The Secretary shall attend all meetings of the Trustees and all meetings of the Shareholders and record all the proceedings of the meetings of the Shareholders and of the Trustees in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Trustees, and shall perform such other duties and have such powers as the Trustees, or the President, may from time to time prescribe. He shall keep in safe custody the seal of the Trust and affix or cause the same to be affixed to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.

     7.11 The Assistant Secretaries. The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries, in the order determined by the Trustees or the President, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Trustees, or the President, may from time to time prescribe.

     7.12 The Treasurer. The Treasurer shal1 be the chief financial officer of the Trust. He shall keep or cause to be kept full and accurate accounts or receipts and disbursements in books belonging to the Trust, and he shall render to the Trustees and the President whenever any of them require it, an account of his transactions as Treasurer and of the financial condition of the Trust; and he shall perform such other duties as the Trustee, or the President, may from time to time prescribe.

     7.13 The Assistant Treasurers. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Trustees or the President, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Trustee, or the President, may from time to time prescribe.



                                 ARTICLE VIII

                                   Custodian
                                   ---------


     The custodian of the Trust shall be appointed, among other things:

          (1) to receive and hold the securities owned by the Trust and deliver the same upon written order;

          (2) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

           (3) to disburse such funds upon orders or vouchers;

           (4) to keep the books and accounts of the Trust and furnish clerical and accounting services;

           (5) to compute the net income of the Trust and the net asset value of the Trust and its shares;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. If so directed by a Majority Shareholder Vote, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

     The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees.

                                   ARTICLE IX

                                 Miscellaneous
                                 -------------

     9.1 Location of Books and Records. The books and records of the Trust may be kept outside the Commonwealth of Massachusetts at such place or places as the Trustees may from time to time determine, except as otherwise required by law.

     9.2 Record Date. The Trustees may fix in advance a date as the record date for the purpose of determining Shareholders entitled to notice of, or to vote at, any meeting of Shareholders, or Shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of Shareholders for any other proper purpose. Such-date, in any case shall be not more than sixty (60) days, and in case of a meeting of Shareholders not less than ten (10) days prior to the date on which particular action requiring such determination of Shareholders is to be taken. In lieu of fixing a record date, the Trustees may provide that the transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the transfer books are closed for the purpose of determining Shareholders entitled to notice of a vote at a meeting of Shareholders, such books shall be closed for at least ten
(10) days immediately preceding such meeting.

     9.3 Seal. The Trustees shall adopt a seal, which shall be in such form and shall have such inscription thereon as the Trustees may from time to time provide. The seal of the Trust may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a Massachusetts business corporation under Massachusetts law.

     9.4 Fiscal Year. The fiscal year of the Trust shall end on such date as the Trustees may by resolution specify, and the Trustees may by resolution change such date for future fiscal years at any time and from time to time.

     9.5 Orders for Payment of Money. All orders or instructions for the payment of money of the Trust, and all notes or other evidences of indebtedness issued in the name of the Trust, shall be signed by such officer or officers or such other person or persons as the Trustees may from time to time designate, or as may be specified in or pursuant to the agreement between the Trust and the bank or trust company appointed as Custodian of the securities and funds of the Trust.

                                   ARTICLE X

                      Compliance with Federal Regulations
                      -----------------------------------

     The Trustees are hereby empowered to take such action as they may deem to be necessary, desirable or appropriate so that the Trust is or shall be in compliance with any federal or state statute, rule or regulation with which compliance by the Trust is required.


                                   ARTICLE XI

                                   Amendments
                                   ----------

  These By-Laws may be amended, altered, or repealed, or new By-Laws may be adopted, (a) by a Majority Shareholder Vote, or (b) by the Trustees; provided, however, that no such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-Laws, a vote of the Shareholders. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provision in the Declaration.

                                  ARTICLE XII

                             Declaration of Trust
                             --------------------


     The Declaration establishing Integrated Income Portfolios, a copy of which, together with all amendments hereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name Integrated Income Portfolios refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, Shareholder, officer, employee or agent of Integrated Income Portfolios shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said Integrated Income Portfolios, but the Trust Property only shall be liable.

                            SUNAMERICA EQUITY FUNDS

                        AMENDMENT NO. 1 TO THE BY-LAWS

     The By-Laws of the SunAmerica Equity Funds, formerly SunAmerica Equity Portfolios, (the "Trust") shall be amended in the following respects:

     1.  The name of the Trust shall be SunAmerica Equity Funds.

     2. The following supplements the provisions of Article VII, paragraph 7.6 of the Trust's By-Laws:

     If the elected Chairman is deemed to be an independent trustee, as defined in the Investment Company Act of 1940, as amended, then such Chairman shall not be an officer of the Trust under the provisions of this Article VII. The duties of such Chairman shall be limited to presiding over all meetings of the Board of Trustees, and may include such other duties that may be prescribed by the Trustees which shall not otherwise be in conflict with his or her role as an independent trustee.

     IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of February, 1994.


                                     By  /s/ Robert M. Zakem
                                         ---------------------------
                                         Robert M. Zakem, Secretary
                                         SunAmerica Equity Funds